UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 24, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On February 24, 2014, the 2014 Extension Agreement (“Extension”) was entered into among ArcelorMittal USA, LLC (“AM”), Cliffs Natural Resources Inc. (“CNR”), The Cleveland-Cliffs Iron Company (“CCIC”), and Cliffs Mining Company (“CMC” and, collectively with CNR and CCIC, “Cliffs”), with an effective date of January 1, 2014.
The Extension amends certain terms and conditions of the Pellet Sale and Purchase Agreement, dated as of December 31, 2002, as amended between Cliffs and AM (the “Inland Agreement”), including a negotiated extension of the term of the Inland Agreement through and including January 31, 2017 and providing for an optional year through January 31, 2018 if mutually agreed. In addition, it specifies AM’s minimum volume pellet purchases for the contract year 2014 and through and including the contract year 2016.
Also, the Extension amends certain terms of the Restated Empire Iron Mining Partnership Agreement dated as of December 1, 1978, as amended, between Cliffs Empire Inc. and ArcelorMittal Empire, Inc. (the “Partnership Agreement”), both of whom are partners in the Empire Iron Mining Partnership and the parents of which are CNR and AM, respectively, by extending the Partnership Agreement until December 31, 2016 and providing for an optional 2017 calendar year extension if mutually agreed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	February 27, 2014	By:	/s/ Carolyn E. Cheverine
Name: Carolyn E. Cheverine
Title: Vice President, General Counsel & Secretary